UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2025

DELTA AIR LINES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-05424	58-0218548
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 20706, Atlanta, Georgia 30320-6001

(Address of principal executive offices)

Registrant’s telephone number, including area code: (404) 715-2600

Registrant’s Web site address: www.delta.com

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	DAL	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On September 30, 2025, Delta Air Lines, Inc. and its indirect wholly-owned subsidiary SkyMiles IP Ltd., an exempted company incorporated with limited liability under the laws of the Cayman Islands, entered into an amendment (“Amendment No. 2”) to the term loan credit and guaranty agreement, dated September 23, 2020 (as previously amended, the “SkyMiles Credit Facility”), with Barclays Bank PLC, in its capacity as administrative agent and lead arranger and Barclays Bank PLC, in its capacity as a lender.

Amendment No. 2 amends the SkyMiles Credit Facility to, among other things, (i) refinance the facility’s existing term loans with the proceeds of replacement term loans bearing interest at a variable rate equal to an adjusted term SOFR (but not less than 0.0% per annum), plus a reduced margin of 1.50% per annum, payable quarterly; (ii) extend the scheduled maturity of the facility from October 20, 2027 to October 20, 2028; (iii) reduce the amortization payments from 20.0% to 1.0% per year, payable quarterly; and (iv) add a prepayment premium of 1.00% payable in connection with a Repricing Event (as defined in the amended SkyMiles Credit Facility) occurring within six months following September 30, 2025. There were no other material changes to the terms of the SkyMiles Credit Facility.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference, insofar as it relates to the creation of a direct financial obligation.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DELTA AIR LINES, INC.

By:	/s/ Daniel C. Janki
Daniel C. Janki
Executive Vice President & Chief Financial Officer

Date: September 30, 2025

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